Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Indestructible I, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patrick Day, Principal Executive Officer and Principal Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending September 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ending September 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of Indestructible I, Inc.

Indestructible I, Inc.

Date: October 23, 2009	By:	/s/ Patrick Day
Patrick Day
Chairman of the Board of Directors, Principal Executive Officer, Principal Financial Officer, Controller, Principal Accounting Officer